SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 5, 2012

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3555 Farnam Street
Omaha, Nebraska	68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On May 5, 2012, Berkshire Hathaway Inc. (the “Company”) held its annual meeting of shareholders. The agenda items for the meeting are shown below along with the vote of Company’s Class A and Class B common stock voting together as a single class, with respect to each of the agenda items. There were two agenda items acted on at that meeting as follows: 1) Election of Directors; and 2) a shareholder proposal with respect to amending the Company’s Corporate Governance Guidelines to adopt and disclose a written and detailed succession planning policy. Berkshire’s shareholders reelected all of Berkshire’s directors in an uncontested election. Following are the votes cast for and against each director.

Proposal 1 – Election of Directors

	For	Against
Warren E. Buffett	697,967	8,616
Charles T. Munger	700,687	5,895
Howard G. Buffett	700,739	5,843
Stephen B. Burke	705,915	668
Susan L. Decker	699,875	6,708
William H. Gates III	705,515	1,068
David S. Gottesman	700,445	6,137
Charlotte Guyman	704,680	1,903
Donald R. Keough	704,461	2,121
Thomas S. Murphy	697,021	9,561
Ronald L. Olson	697,354	9,229
Walter Scott, Jr.	699,764	6,818

The results of the vote on the shareholder proposal were as follows.

	For	Against	Abstain
Proposal 2 – Shareholder proposal	32,179	672,285	2,118

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 8, 2012	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
By: Marc D. Hamburg Senior Vice President and Chief Financial Officer